Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-31776, No. 333-31778, No. 333-49336, No. 333-69056, No. 333-72842, No. 333-121250, No. 333-135536, No. 333-147971, No. 333-147972, No. 333-147974 and No. 333-149831) and the Registration Statement on Form S-3 (No. 333-73778) of Harris Interactive Inc. of our report dated September 15, 2008, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Rochester, New York
September 15, 2008